Exhibit 2.7

THIRD AMENDMENT TO THE ASSET PURCHASE AND SALE AGREEMENT

This Third Amendment to the Asset Purchase and Sale Agreement (this "Third Amendment") is made this 23rd day of July, 2015, by and between Pioneer Hi-Bred International, Inc., an Iowa corporation ("Seller"), and S&W Seed Company, a Nevada corporation ("Buyer"). Buyer and Seller are collectively referred to herein as the "Parties" and each individually as a "Party".

WHEREAS, the Parties entered into that certain Asset Purchase and Sale Agreement dated December 19, 2014, as amended pursuant to that certain First Amendment to the Asset Purchase and Sale Agreement dated December 31, 2014 and that certain Second Amendment to the Asset Purchase and Sale Agreement dated April 23, 2015 (as amended, the "APSA");

WHEREAS, the Parties now wish to amend the APSA as provided in this Third Amendment.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

  As used in this Third Amendment, capitalized terms not defined herein shall have the meanings ascribed to them in the APSA.

  Section 5.8 of the APSA shall be amended by inserting the following new subsection (h) immediately following subsection (g) thereof:

  (h) No later than July 31, 2015, on not less than five (5) days' prior written notice, Buyer shall remove and transport (or cause to be removed and transported) the Inventory Seed described in clause (b) of the third berger dot on Exhibit 2.1(a)(xi) from Seller's or its Affiliate's facility in Wagga Wagga, New South Wales, Australia during normal business hours and in a manner that does not interfere with or negatively affect in any material respect any other activities of Seller or its Affiliates. In connection with the actions described in this Section 5.8(h), Buyer shall comply, and shall cause its Affiliates and their respective representatives and agents to comply, with all access rules and requirements of Seller or its Affiliates, including all good manufacturing practices and visitor and safety rules and requirements. The cost of such removal and transport shall be borne by Buyer. Buyer shall indemnify, defend and hold harmless the Seller Indemnified Persons for, and shall pay to each Seller Indemnified Person the amount of any Damages incurred by such Seller Indemnified Person in connection with, the removal and transportation of the Inventory Seed described in clause (b) of the third berger dot on Exhibit 2.1(a)(xi), including any claims by any representative or agent of Buyer or its affiliates assisting in the removal and transportation of such property. If Buyer shall fail to remove and transport the Inventory Seed described in clause (b) of the third berger dot on Exhibit 2.1(a)(xi) on or before July 31, 2015, Seller shall have no obligation to make available or deliver such Inventory Seed to Buyer, such Inventory Seed shall be deemed to be an Excluded Asset for purposes of this Agreement and clause (b) of the third berger dot on Exhibit 2.1(a)(xi) shall be deemed to be stricken from such Exhibit 2.1(a)(xi) without further action of any party. Notwithstanding anything to the contrary contained herein, (i) Buyer agrees to accept, and to cause its applicable Affiliates to accept, the Inventory Seed described in clause (b) of the third berger dot on Exhibit 2.1(a)(xi) "as is" and "where is", (ii) none of Seller or any of its Affiliates make any and expressly disclaim, and Buyer, for and on behalf of itself and its Affiliates, agrees and acknowledges that none of Seller or any of its Affiliates makes any and expressly disclaims reliance upon, any representation or warranty (express or implied) of any kind (including as to accuracy or completeness) with respect to the Inventory Seed described in clause (b) of the third berger dot on Exhibit 2.1(a)(xi), and (iii) none of Seller or any of its Affiliates shall have any Liability (including to any Buyer Indemnified Party) arising from or related to the Inventory Seed described in clause (b) of the third berger dot on Exhibit 2.1(a)(xi). Buyer shall bear all risk of loss with respect to all Inventory Seed described in clause (b) of the third berger dot on Exhibit 2.1(a)(xi).

  Section 9.8(a) of the APSA shall be amended by deleting the text therein in its entirety and inserting the following in lieu thereof:

  (a) Subject in all events to Section 5.8(h), all claims that any Buyer Indemnified Person may have with respect to the Inventory Seed, for any cause whatsoever (including for any Breach of the representations made in Section 3.14), shall be deemed waived by such Buyer Indemnified Person unless made in writing and received by Seller no later than sixty (60) days after the Closing Date; provided, however, that as to any such cause not reasonably discoverable by visual inspection within such sixty (60) day period, any claim based thereon shall be deemed to be waived by such Buyer Indemnified Person unless made in writing and received by Seller no later than fifteen (15) days after such Buyer Indemnified Person learns of such defect giving rise to such claim. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any Buyer Indemnified Person be entitled to make any claim with respect to (i) the Inventory Seed, for any cause whatsoever (including for any Breach of the representations made in Section 3.14), after the date that is twelve (12) months after the Closing Date, or (ii) any of Inventory Seed described in clause (b) of the third berger dot on Exhibit 2.1(a)(xi). Any Buyer Indemnified Person's failure to provide written notice of any claim within the applicable time period(s) specified above shall be deemed an absolute and unconditional waiver by such Buyer Indemnified Person of such claim.

  Exhibit 2.1(a)(xi) of the APSA shall be deleted in its entirety and the form of Exhibit 2.1(a)(xi) of the APSA set forth on Attachment I to this Third Amendment shall be inserted in lieu thereof.

  This Third Amendment shall be effective as of the date first written above.

  In case of any inconsistencies between the terms and conditions contained in this Third Amendment and the terms and conditions contained in the APSA, the terms and conditions of this Third Amendment shall control.

  Except as set forth in this Third Amendment, (a) all provisions of the APSA shall remain unmodified and in full force and effect and (b) nothing contained in this Third Amendment shall amend, modify or otherwise affect the APSA or any Party's rights or obligations contained therein.

  This Third Amendment shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, without regard to its conflicts of laws principles. Any controversy or claim arising out of or relating to this Third Amendment shall be handled in accordance with Section 10.3 of the APSA.

  This Third Amendment (along with the APSA and the other Transaction Documents) supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

  All of the terms and provisions of this Third Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

  This Third Amendment may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Third Amendment as of the date first above written.

SELLER:
PIONEER HI-BRED INTERNATIONAL, INC.

By:	/s/ Paul E. Schickler
Name:	Paul E. Schickler
Title:	President

BUYER:
S&W SEED COMPANY

By:	/s/ Matthew K. Szot
Name:	Matthew Szot
Title:	CFO and EVP

[Signature Page to Third Amendment to Asset Purchase and Sale Agreement]

Attachment I

Exhibit 2.1(a)(xi)
Inventory Seed

  All unharvested alfalfa seed under grower contracts that are Transferred Contracts for the 2014 harvest season.

  All harvested alfalfa seed under grower contracts that are Transferred Contracts for the 2014 harvest season, whether located at the Transferred Plant Sites or with any third-party conditioner.

  The following alfalfa seed: (a) the alfalfa seed purchased on and after November 1, 2014 and prior to December 31, 2014, from the following sellers: SGI, Power Seeds, Seed-Link and Seed-Rite, and (b) non-dormant experimental seed, of the varieties set forth below, located at Seller's or its Affiliate's facility in Wagga Wagga, New South Wales, Australia (if any).

86CN762	91I05PJ1	93C01PJ1	95C06PJ1	97I01PI1	99I01PN1
	91I06PJ1	93C02PS1	95C07PJ1	97I02PN1	99I02PN1
87C1CN1	91I07PJ1	93C03PN1	95C08SN1	97I03PN1	99I03PN1
87C2CN1	91I08PJ1	93C04CN1	95C09SJ1	97I03PN1	99I04PN1
87C4CN2	91I09PJ1	93C05CN1	95C10SJ1	97I04PS1	99I05PN1
	91I10PJ1	93C06CN1	95C11SJ1	97I06PS1	99I06PN1
88C3SI1	91I11PJ1	93C07CS1	95C12SN1	97I07PS1	99I07PN1
88C3SN1	91I12PJ1	93F01SS1	95C13PN1	97I08PS1	99I08PN1
88C3SS1	91P05SN1	93F02PS1	95C14SS1	97I09PI1	99I09PN1
88C4SN1	91P06SN1	93F03PS1	95C17PN1	97I10PI1	99I10PN1
88C6SI1	91P07SN1	93F04PS1	95C18SN1	97I11PI1	99I12PN1
	91P08SN1	93I08PS1	95C19SS1	97I12PI1	99I13PI1
89C1SI1	91P09PS1	93N04PL1	95C20PN1	97N01PL1	99I14PN1
89C1SS1	91P10PS1	93S01PJ1	95C21PS1	97N06PL1	99N01PS1
89C2SI1	91P11PS1	93U01SN1	95F51PS1	97N07PP1	99N02PS1
89C3SI1	91P12SS1	93U02SN1	95F52PI1	97N08PP1	99N03PS1
89C3SS1	91P13SJ1	93U03SS1	95F54PJ1		99N04PS1
89C4SI1	91P14SN1	93U04SN1	95U01SN1	98I01PN1	99N05SS1
89C4SN1	91U01PS1	93U05SS1	95U02SN1	98I02PI1	99N06SS1
89C4SS1	91U03SI1		95U03SN1	98I03PI1	99N07PL1
89C6SS1	91U04PI1	94C01SN1	95U04SS1	98I04PN1	99N08PL1
	91U05PI1	94C02PN1	95U05SS1	98I05SI1	99N10PL1
90C1CI1	91U06SI1	94C03SN1		98I06PI1	99N11PL1

90C1SI1	91U07SI1	94C04SN1	96A06PS1	98I07PI1	99N12PL1
90C2PN1	91U08SI1	94C05PI1	96A07SN1	98I08PN1	99N15PL1
90C3PS1	91U09SI1	94C06PI1	96C08SJ1	98I09PS1	N99PS89
90C4SS1		94C07PI1	96C10SN1	98I10PN1	N99PS90
90C5SI1	92C01PS1	94C08PI1	96C13SN1	98I11PN1	N99PS91
90C6PN1	92C02PS1	94C09PI1	96C15SN1	98I12PN1	N99SP94
90C7PN1	92C03PI1	94C10PS1	96C18SN1	98I15PS1	N99SS92
90C8SN1	92C04PI1	94C11PS1	96C19SN1	98I17PS1	N99SS93
	92C05SI1	94C12PN1	96C20PN1	98N04PP1
	92C06PN1	94C13PN1	96N06PP1	98N11PS1	00I01PN1
	92C07PN1	94C14SJ1	96N07PP1	98N12PS1	00I02PN1
	92C08SN1	94C15SI1	96P53PS1	98N13PS1	00I03PN1
	92C09PN1	94U01SS1	96P60PS1	98N14PS1	00I04PN1
	92I05SN1	94U02SI1	96U04SN1	98N15PS1	00I05PN1
	92I06SS1	94U03SS1	96U05SI1	98N16PS1	00I08PN1
	92I07SN1	94U04SN1		98N17PS1	00I09PN1
	92I08SI1	94U05SN1			00I10PN1
	92I09SS1				00I11PN1
	92I10SN1				00I13PN1
	92I11SN1				00I14PS1
	92I12SN1				00I15PN1
	92I13SI1				00I16PN1
	92I17PJ1				00N11SS1
	92I18PJ1				00N12SS1
	92I20SI1				00N13PS1
	92I21SI1				00N14PS1
	92I22SI1				00N15PS1
00N16PS1

Notwithstanding the foregoing, the Inventory Seed shall not include any Excluded Seed.